                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                              LYCOS, INCORPORATED
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                  LYCOS, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

  The 1998 Annual Meeting of the Stockholders of Lycos, Inc. will be held on Tuesday, December 22, 1998, at 2:00 p.m., Local Time, at the offices of Lycos, Inc., 400-2 Totten Pond Road, Waltham, Massachusetts, for the following purposes:

  1. To elect two Directors, to serve for a term of three years as more fully described in the accompanying Proxy Statement.

  2. To consider and act upon a proposal to ratify, confirm and approve an amendment to the Lycos, Inc. 1996 Stock Option Plan to increase the number of shares reserved for grant thereunder from 6,400,000 to 12,400,000.

  3. To consider and act upon a proposal to ratify, confirm and approve the selection of KPMG Peat Marwick LLP as the independent certified public accountants of the Company for fiscal year 1999.

  4. To consider and act upon any other business which may properly come before the meeting.

  The Board of Directors has fixed the close of business on October 30, 1998, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

  PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors

                                          Edward M. Philip,
                                          Chief Operating Officer,
                                          Chief Financial Officer and
                                           Secretary

Waltham, Massachusetts
November 24, 1998

                                  LYCOS, INC.

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lycos, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Tuesday, December 22, 1998, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is on or about November 24, 1998.

  If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person signing the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised.

  The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for the transaction of business. The election of the nominee for Director will be decided by majority vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock voting in person or by proxy at the meeting are required to approve all other matters listed in the notice of the meeting.

  The Company will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

  The Company's principal executive offices are located at 400-2 Totten Pond Road, Waltham, Massachusetts 02451-2000; the telephone number is (781) 370-2700.

                       RECORD DATE AND VOTING SECURITIES

  Only stockholders of record at the close of business on October 30, 1998 are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding and entitled to vote 42,645,090 shares of Common Stock, par value $.01 per share ("Company's Common Stock" or "Common Stock"). Each outstanding share of the Company's Common Stock entitles the record holder to one vote. All share and option amounts stated herein are reflective of the 2 for 1 stock split payable August 25, 1998.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that the nominees listed below, whose terms expire at this meeting, each be elected to serve a term of three years and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. The Company presently has a Board of Directors of five members.

  The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominee named below. If such nominee should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Board of Directors may recommend. The nominees are not related to any other executive officer of the Company or its subsidiaries.

                                                      POSITION WITH THE COMPANY
                                          YEAR FIRST        OR PRINCIPAL
                                          ELECTED A  OCCUPATION DURING THE PAST
 NAME OF DIRECTOR                     AGE  DIRECTOR          FIVE YEARS
 ----------------                     --- ---------- --------------------------
 NOMINATED FOR A TERM ENDING IN 2001:
 David S. Wetherell.................. 44     1995    David S. Wetherell has
                                                     served as a Director of
                                                     the Company since July
                                                     1995. Mr. Wetherell has
                                                     served as Chairman of the
                                                     Board, President, Chief
                                                     Executive Officer and
                                                     Secretary of CMG
                                                     Information Services, Inc.
                                                     ("CMGI") since 1986 and as
                                                     a general partner of
                                                     CMG@Ventures, L.P., a
                                                     venture capital firm and a
                                                     significant stockholder of
                                                     the Company, and President
                                                     of CMG@Ventures, Inc., the
                                                     managing member of
                                                     CMG@Ventures, since
                                                     January 1995. He has
                                                     served as Chairman of the
                                                     Board, Chief Executive
                                                     Officer and Clerk of
                                                     SalesLink Corporation, a
                                                     literature fulfillment
                                                     business, since it was
                                                     formed in 1990. From 1982
                                                     until joining CMGI in
                                                     1986, Mr. Wetherell was a
                                                     co-founder and President
                                                     of Softrend, Inc., a
                                                     microcomputer software
                                                     publisher. Mr. Wetherell
                                                     is the founder of BookLink
                                                     Technologies, a CMGI
                                                     subsidiary which was sold
                                                     to America Online in 1994.
                                                     Mr. Wetherell received a
                                                     Bachelor of Science degree
                                                     in Mathematics and
                                                     Education from Ohio
                                                     Wesleyan University.
 John M. Connors, Jr................. 56     1996    John M. Connors, Jr. has
                                                     served as a Director of
                                                     the Company since June
                                                     1996. Since 1995,
                                                     Mr. Connors has served as
                                                     Chairman of the Board of
                                                     Directors and, since 1968,
                                                     as Chief Executive Officer
                                                     of Hill, Holliday,
                                                     Connors, Cosmopulos, Inc.,
                                                     a leading full-service
                                                     marketing communications
                                                     company. Mr. Connors is
                                                     the Chairman of the Board
                                                     of Partners HealthCare
                                                     System, a member of the
                                                     Board of Trustees of
                                                     Boston College and a
                                                     member of the Board of
                                                     Directors of the John
                                                     Hancock Mutual Life
                                                     Insurance Company,
                                                     Geerlings and Wade, Inc.,
                                                     WellSpace, Inc., Saucony,
                                                     Inc., and Workgroup
                                                     Solutions. He is also past
                                                     Chairman of the Board of
                                                     The Wang Center for the
                                                     Performing Arts, and he
                                                     currently serves as a
                                                     member of the Board of
                                                     Directors of the Boys and
                                                     Girls Clubs of Boston.
                                                     Mr. Connors is a graduate
                                                     of Boston College.
 SERVING A TERM ENDING IN 2000:
 Daniel J. Nova...................... 37     1995    Daniel J. Nova has served
                                                     as a Director of the
                                                     Company since July 1995.
                                                     Mr. Nova has served as a
                                                     general partner of the
                                                     general partner of
                                                     Highland Capital Partners
                                                     III Limited Partnership, a
                                                     venture capital
                                                     partnership, since June
                                                     1996. Since June 1996,
                                                     Mr. Nova has also served
                                                     as a managing member of
                                                     the general partner of
                                                     Highland Entrepreneurs'
                                                     Fund III Limited
                                                     Partnership, a venture
                                                     capital partnership. From
                                                     January 1995 to July 1996,
                                                     Mr. Nova served as a
                                                     general partner of
                                                     CMG@Ventures, L.P.
                                                     ("CMG@Ventures"), a

                                                 POSITION WITH THE COMPANY OR
                                    YEAR FIRST             PRINCIPAL
                                    ELECTED A   OCCUPATION DURING THE PAST FIVE
 NAME OF DIRECTOR               AGE  DIRECTOR                YEARS
 ----------------               --- ----------  -------------------------------
                                               venture capital firm and a
                                               significant Stockholder of the
                                               Company, and as Vice President
                                               of CMG@Ventures, Inc., the
                                               managing general partner of
                                               CMG@Ventures. From June 1991 to
                                               January 1995, Mr. Nova was a
                                               senior associate at Summit
                                               Partners, a venture capital
                                               firm. From September 1989 to May
                                               1991, Mr. Nova attended Harvard
                                               Business School. From June 1983
                                               to August 1989, Mr. Nova was
                                               employed by Wang Laboratories, a
                                               computer manufacturer, in
                                               various sales and management
                                               positions. Mr. Nova received a
                                               Bachelor of Science degree with
                                               honors in Computer Science and
                                               Marketing from Boston College
                                               and a Master in Business
                                               Administration from Harvard
                                               Business School.
 Richard H. Sabot.............. 54     1998    Richard H. Sabot has served as
                                               Director of the Company since
                                               May 1998. Mr. Sabot currently
                                               serves as Executive Vice
                                               President of Tripod, Inc., a
                                               wholly owned subsidiary of
                                               Lycos, and has been with Tripod
                                               since its inception in 1994. Mr.
                                               Sabot is the John J. Gibson
                                               Professor of Economics at
                                               Williams College where he has
                                               taught since 1984. Previous to
                                               his tenure at Williams, Mr.
                                               Sabot spent ten years at the
                                               World Bank researching the role
                                               of human capital accumulation in
                                               the development process. Mr.
                                               Sabot received an undergraduate
                                               degree from the University of
                                               Pennsylvania and a Doctorate of
                                               Philosophy in Economics from
                                               Oxford University in England.
 SERVING A TERM ENDING IN 1999:
 Robert J. Davis............... 42     1995    Robert J. Davis has served as
                                               President, Chief Executive
                                               Officer and Director of the
                                               Company since its inception in
                                               June 1995. From January 1993 to
                                               June 1995, Mr. Davis served as
                                               Vice President of Sales at
                                               Cambex Corporation, a
                                               manufacturer of computer-related
                                               products. From January 1982 to
                                               January 1993, Mr. Davis was
                                               employed by Wang Laboratories, a
                                               computer manufacturer, in
                                               various sales and marketing
                                               positions, including Director of
                                               United States Commercial Sales
                                               and Marketing and Director of
                                               Worldwide Marketing. Mr. Davis
                                               holds a Bachelor of Science
                                               degree, with highest honors,
                                               from Northeastern University and
                                               a Master in Business
                                               Administration from Babson
                                               College.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DAVID S. WETHERELL AND JOHN M. CONNORS, JR. TO THE BOARD OF DIRECTORS FOR A TERM OF THREE YEARS.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

  During fiscal 1998, there were six meetings of the Board of Directors of the Company. Each of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors during which they served as Director and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a Nominating Committee. None of the Directors received compensation for serving as Directors of the Company, except that in 1996 Mr. Connors was granted options to acquire 20,000 shares of Common Stock of the Company, and in 1997 Mr. Connors and Mr. Nova were granted options to acquire 20,000 shares each of Common Stock of the Company under the Company's Non-Employee Director Stock Option Plan. Mr. Davis and Mr. Sabot received compensation as employees of the Company.

  The Board of Directors has a Compensation Committee whose present members are Messrs. Connors, Nova and Wetherell. The Compensation Committee determines the compensation to be paid to certain officers of the Company and administers the Company's stock option plans. During fiscal 1998, there were four meetings of the Compensation Committee.

  The Company also has an Audit Committee whose present members are Messrs. Connors, Nova and Wetherell. The Audit Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditors' fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 1998, there was one meeting of the Audit Committee.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of October 30, 1998 (i) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (ii) by each of the Company's directors,
(iii) by each of the Named Executive Officers (as defined elsewhere herein) and (iv) by all directors and executive officers who served as directors or executive officers at October 30, 1998 as a group. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

NAME AND ADDRESS OF                              AMOUNT AND NATURE OF PERCENT OF
 BENEFICIAL OWNER                                BENEFICIAL OWNERSHIP   CLASS
-------------------                              -------------------- ----------
CMG Information Services, Inc. (1).............        9,568,791         22.3%
100 Brickstone Square
Andover, MA 01810
FMR Corp (2)...................................        3,097,660          7.2%
82 Devonshire Street
Boston, MA 02109
DIRECTORS
David S. Wetherell (3).........................          264,520            *
c/o CMG Information Services, Inc.
100 Brickstone Square
Andover, MA 01810
Richard H. Sabot (4)...........................          142,505            *
c/o Lycos (Tripod)
160 Water Street
Williamstown, MA 01267
Daniel J. Nova (5).............................           26,003            *
c/o Highland Capital
Two International Place
Floor 22
Boston, MA 02110
John M. Connors, Jr. (6).......................           20,000            *
c/o Hill, Holliday, Connors, Cosmopulos, Inc.
200 Clarendon Street
Boston, MA 02116
Robert J. Davis (7)............................          349,475            *
Edward M. Philip (8)...........................          108,496            *
David G. Peterson (9)..........................           40,000            *
Jan R. Horsfall (10)...........................           63,000            *
Jeffrey J. Crown (11)..........................            8,000            *

All executive officers and directors as a group
 (12 persons) (12).............................       10,677,179         24.4%

--------
 *  Less than 1%

(1) Includes 3,296,946 shares held by CMG@Ventures I, LLC, 2,511,578 shares held by CMG@Ventures Capital Corporation, and 1,073,629 shares held by CMG@Ventures Securities Corp. The remaining 2,686,638 shares are held by CMG Information Services, Inc. (CMGI) directly. Each of CMG@Ventures I, LLC, CMG@Ventures Capital Corporation, CMG@Ventures Securities Corp.,
    Mr. Wetherell, Chairman of
   the Board, President, Chief Executive Officer and Secretary of CMGI and a profit member of CMG@Ventures I, LLC and an on officer, director and a greater than 10% stockholder of CMGI (the sole stockholder of CMG@Ventures, Inc., which is the managing member of CMG@Ventures I, LLC), CMGI is also the sole stockholder of CMG@Ventures Capital Corporation, which is the sole stockholder of CMG@Ventures Securities Corp., also may be deemed to be a beneficial owner of these 9,588,791 shares of Common Stock. CMGI, the sole stockholder of CMG@Ventures I LLC, Inc., may be deemed to be the beneficial owner of the 3,296,946 shares held by CMG@Ventures I LLC. Each of CMG@Ventures, Inc., CMG@Ventures Capital Corporation, CMG@Ventures Securities Corp., CMGI and Mr. Wetherell disclaims beneficial ownership except to the extent of his or its pecuniary interest. Includes 849,344 shares of Common Stock which CMG@Ventures I, LLC has agreed to sell to the Company upon the exercise of options granted under the Company's 1995 Stock Option Plan.

(2) Based on information provided by FMR Corporation.

(3) Includes 13,950 shares held in Trust for the benefit of Mr. Wetherell's children. Mr. Wetherell disclaims beneficial ownership of these 13,950 shares. Mr. Wetherell may be deemed to be the beneficial owner of the 3,296,946 shares of Common Stock held by CMG@Ventures I LLC, 2,511,578 shares held by CMG@Ventures Capital Corporation, 1,073,629 shares held by CMG@Ventures Securities Corp., and 2,686,638 shares held by CMGI, by virtue of his interest as a general partner of CMG@Ventures, his positions as Chairman of the Board, President, Chief Executive Officer and Secretary of CMGI and a profit member of CMG@Ventures I, LLC and an officer, director and a greater than 10% stockholder of CMGI (sole stockholder of CMG@Ventures, Inc., which is the managing member of CMG@Ventures I, LLC), CMGI is also the sole stockholder of CMG@Ventures Capital Corporation, which is the sole stockholder of CMG@Ventures Securities Corp., an executive officer of CMGI and CMG@Ventures, Inc., as well as his stockholder interest in CMGI. Mr. Wetherell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest.

(4) Includes 118,186 shares of Common Stock held by Mr. Sabot and options to acquire 24,319 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Sabot holds options to purchase 158,107 shares of Common Stock which become exercisable after 60 days.

(5) Includes 19,336 shares of Common Stock held by Mr. Nova and options to acquire 6,667 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Nova holds options to purchase 13,333 shares of Common Stock which become exercisable after 60 days.

(6) Represents options to acquire 20,000 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Connors holds options to purchase 20,000 shares of Common Stock which become exercisable after 60 days.

(7) Includes 2,875 shares of Common Stock held by Mr. Davis and options to acquire 346,600 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Davis holds options to purchase 566,400 shares of Common Stock which become exercisable after 60 days.

(8) Includes 3,743 shares of Common Stock held by Mr. Philip and options to acquire 104,753 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Philip holds options to purchase 435,951 shares of Common Stock which become exercisable after 60 days.

(9) Includes options to acquire 40,000 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Peterson holds options to purchase 210,000 shares of Common Stock which become exercisable after 60 days.

(10) Includes options to acquire 63,000 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Horsfall holds options to purchase 190,000 shares of Common Stock which become exercisable after 60 days.

(11) Includes options to acquire 8,000 shares of Common Stock which are currently exercisable or become exercisable within 60 days. In addition, Mr. Crown holds options to purchase 178,000 shares of Common Stock which become exercisable after 60 days.

(12) This amount is reflective of shares held by CMGI. In addition to the shares listed, the executive officers of the Company hold options to acquire an additional 2,282,091 shares of Common Stock.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") of the Board of Directors has furnished the following report on executive compensation.

  The Company's executive compensation program is administered by the Committee. The Committee, which is comprised of three independent directors, establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Committee considers internal and external information in determining certain officers' compensation, including outside survey data.

 Compensation Philosophy

  The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's shareholders. The compensation policies are designed to achieve the following objectives:

  . Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement, and retain the leadership and skills necessary to build long-term shareholder value.

  . Maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of shareholder value.

  . Further the Company's short and long-term strategic goals and values by aligning compensation with business objectives and individual performance.

 Compensation Program

  The Company's executive compensation program has three major integrated components, base salary, annual incentive awards, and long term incentives.

  Base Salary. Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of Internet companies of similar size and market capitalization, the skills, performance level, and contribution to the business of individual executives, and the needs of the Company. Overall, the Company believes that base salaries for its executive officers are approximately competitive with median base salary levels for similar positions in these Internet companies.

  Annual Incentive Awards. The Company's executive officers are eligible to receive annual cash bonus awards designed to motivate executives to attain short-term and longer-term corporate and individual management goals. The Committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. Awards under this program are based on the attainment of specific Company performance measures established by the Committee early in the fiscal year, and by the achievement of specified individual objectives and the degree to which each executive officer contributes to the overall success of the Company and the management team. For 1998, the formula for these bonuses was determined as a function of sales growth and other individual objectives, thus establishing a direct link between executive pay and the Company's growth. The Company's performance in 1998 achieved the objectives set by the Committee.

  Long-Term Incentives. The Committee believes that stock options are an excellent vehicle for compensating its officers and employees. The Company provides long-term incentives through its 1995 and 1996 Stock Option Plans, the purpose of which is to create a direct link between executive compensation and increases in shareholder value. Stock options are granted at fair market value and vest in installments, generally over five years. When determining option awards for an executive officer, the Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals, and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company's Common Stock, this portion of the executive's compensation is directly aligned with an increase in shareholder value.

 Chief Executive Officer Compensation

  Mr. Davis' base salary, annual incentive award and long-term incentive compensation are determined by the Committee based upon the same factors as those employed by the Committee for executive officers generally. Mr. Davis' current annual base salary is $170,000 subject to annual review and increase by the Board of Directors of the Company. Mr. Davis was paid a discretionary cash bonus of $80,000. In addition, Mr. Davis received a $450 per month automobile allowance. During fiscal year 1998, Mr. Davis was granted options to purchase 133,000 shares. Subsequent to July 31, 1998, Mr. Davis was granted options to purchase an additional 150,000 shares. All of such options are subject to a five year vesting schedule but become immediately vested in the event of a change in control of the Company after which Mr. Davis is terminated without cause or after which there is a substantive change in his job title, responsibilities or location of employment or a reduction in his compensation, unless agreed to by Mr. Davis.

 Section 162(m) Limitation

  Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the Committee believes that grants made pursuant to the Company's 1995 and 1996 Stock Option Plans meet the requirement that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been well below the $1 million limit. The Committee's present intention is to comply with Section 162(m) unless the Committee feels that required changes would not be in the best interest of the Company or its shareholders.

                                          COMPENSATION COMMITTEE

                                          John M. Connors, Jr.
                                          Daniel J. Nova
                                          David S. Wetherell

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

GENERAL

  Messrs. Connors, Nova and Wetherell served as members of the Compensation Committee during fiscal 1998. Neither Messrs. Connors, Nova nor Wetherell was an officer or employee of the Company or any of its subsidiaries during fiscal 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Transactions with CMGI.

  Mr. Wetherell, Director of the Company, is a general partner of CMG@Ventures and an executive officer of CMG@Ventures, Inc., the managing general partner of CMG@Ventures. Mr. Wetherell is also Chairman, President and Chief Executive Officer of CMGI, the sole shareholder of CMG@Ventures, Inc.

  The Company has entered into strategic business partnerships with companies which are controlled by CMGI, pursuant to which the Company and such entities have agreed to develop certain products and technologies. The Company believes that the terms of these license arrangements are representative of the terms the Company would have received from unrelated third parties.

                               PERFORMANCE GRAPH

  The graph set forth below compares the change in the Company's cumulative total stockholder return on its Common Stock (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period indicated, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end of the period and April 2, 1996, the date of the Company's initial public offering; by (ii) the share price at April 2, 1996) with the cumulative total return of The NASDAQ Stock Market (U.S.) Index and the cumulative total return of the H&Q Internet Index (assuming the investment of $100 in the Company's Common Stock, the NASDAQ Stock Market (U.S.) Index and the H&Q Internet Index on April 2, 1996, and reinvestment of all dividends). The Company has paid no dividends to date.

                             [GRAPH APPEARS HERE]

                       [PLOT POINTS APPEAR ON NEXT PAGE]

                                                             ACTUAL
                     4/2/96  4/30/96  5/31/96  6/28/96  7/31/96  8/30/96  9/30/96  10/31/96 11/29/96 12/31/96
                    -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
LYCOS, INC.             8.00     8.75     7.68     5.56     2.96     3.37     5.93     5.06     5.81     5.25
NASDAQ              1,111.29 1,190.58 1,243.44 1,185.02 1,080.60 1,141.50 1,226.89 1,221.51 1,292.61 1,291.03
H&Q Internet Index     89.44   102.97   107.69    98.48    79.04    82.81    91.46    83.80    89.04    84.26
                    1/31/97  2/28/97  3/31/97  4/30/97  5/30/97  6/30/97  7/31/97  8/29/97  9/30/97  10/31/97
                    -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
LYCOS, INC.             8.43     9.37     7.03     6.43     7.25     6.37     9.43    15.65    17.00    13.06
NASDAQ              1,379.85 1,309.00 1,221.70 1,260.76 1,400.32 1,442.07 1,593.81 1,587.32 1,685.69 1,593.60
H&Q Internet Index     85.24    72.38    66.80    69.83    83.71    83.17    95.80    97.20   110.11   106.61
                    11/28/97 12/31/97 1/30/98  2/27/98  3/31/98  4/30/98  5/29/98  6/30/98  7/31/98
                    -------- -------- -------- -------- -------- -------- -------- -------- --------
LYCOS, INC.            15.28    20.68    19.09    20.62    22.12    30.90    26.51    37.68    28.56
NASDAQ              1,600.55 1,570.35 1,619.35 1,770.50 1,835.68 1,868.41 1,778.88 1,894.74 1,872.38
H&Q Internet Index    105.14   113.08   114.41   137.12   151.03   160.38   146.29   189.70   171.82

                                                             INDEXED
                     4/2/96  4/30/96  5/31/96  6/28/96  7/31/96  8/30/96  9/30/96  10/31/96 11/29/96 12/31/96
                    -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
LYCOS, INC.           100.00   109.37    96.10    69.53    37.11    42.18    74.22    63.28    72.66    65.62
NASDAQ                100.00   107.13   111.89   106.63    97.23   102.71   110.40   109.91   116.31   116.17
H&Q Internet Index    100.00   115.12   120.40   110.10    88.37    92.58   102.25    93.69    99.55    94.20
                    1/31/97  2/28/97  3/31/97  4/30/97  5/30/97  6/30/97  7/31/97  8/29/97  9/30/97  10/31/97
                    -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
LYCOS, INC.           105.47   117.18    87.88    80.47    90.62    79.68   117.97   195.70   212.50   163.28
NASDAQ                124.16   117.79   109.93   113.45   126.00   129.76   143.42   142.83   151.68   143.40
H&Q Internet Index     95.30    80.92    74.68    78.07    93.59    92.99   107.11   108.67   123.11   119.19
                    11/28/97 12/31/97 1/30/98  2/27/98  3/31/98  4/30/98  5/29/98  6/30/98  7/31/98
                    -------- -------- -------- -------- -------- -------- -------- -------- --------
LYCOS, INC.           191.01   258.60   238.67   257.81   276.56   386.32   331.45   471.10   357.03
NASDAQ                144.02   141.30   145.71   159.31   165.18   168.13   160.07   170.49   168.48
H&Q Internet Index    117.55   126.43   127.91   153.30   168.86   179.31   163.56   212.09   192.10

                            EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company and its subsidiaries for the Company's fiscal year ended July 31, 1998 (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                    ANNUAL          LONG-TERM
                                 COMPENSATION      COMPENSATION
                              -------------------- ------------
                                                    SECURITIES
NAME AND PRINCIPAL                                  UNDERLYING      ALL OTHER
POSITION                 YEAR SALARY($)   BONUS($)  OPTIONS #    COMPENSATION($)
------------------       ---- ---------   -------- ------------  ---------------
Robert J. Davis......... 1998  170,000     80,000    133,000          7,022(1)
 President and Chief     1997  170,000    128,750     50,000         10,741(2)
  Executive Officer      1996  110,000    150,000    400,000          6,238(3)

Edward M. Philip........ 1998  150,000     62,500    133,000          1,369(4)
 Chief Operating         1997  150,000     50,000    154,344          4,750(5)
  Officer, Chief         1996   80,000(9)  31,000    271,704(8)       9,921(6)
  Financial Officer and
  Secretary

David G. Peterson....... 1998  137,000     74,000     20,000          1,586(4)
 Vice President of Sales 1997   92,500(9)  46,000    220,000          1,000(5)

Jan R. Horsfall......... 1998  162,000     33,500     20,000          3,472(4)
 Vice President of       1997  103,000(9)  51,000    220,000         22,208(7)
  Marketing

Jeffrey J. Crown........ 1998  156,000     40,000     20,000          2,940(4)
 Vice President of       1997   93,500     49,000    160,000          7,511(5)
  Business Development   1996   37,500(9)   9,000     20,000            442(5)

--------
(1) Consists of a $5,450 auto allowance and $1,572 contributed by the Company pursuant to the Lycos, Inc. Retirement Savings Plan--401(k) (the "Lycos 401(k) Plan").

(2) Consists of a $5,400 auto allowance and $5,341 contributed by the Company pursuant to the CMG, Inc. Retirement Savings Plan--401(k) (the "CMG 401(k) Plan").

(3) Consists of payments for medical benefits.

(4) Consists of amounts contributed by the Company pursuant to the Lycos 401(k) Plan.

(5) Consists of amounts contributed by the Company pursuant to the CMG 401(k) Plan.

(6) Consists of payments for reimbursement of relocation expenses.

(7) Consists of $2,850 contributed by the Company pursuant to the 401(k) Plan and $19,358 for reimbursement of relocation expenses.

(8) Includes options that were granted and subsequently terminated in exchange for the grant of options having an exercise price above fair market value on the date of grant and a new vesting period.

(9) Compensation amount based on amount actually earned for period.

  On July 31, 1998, the number of remaining shares of Common Stock held by the Named Executive Officers that had not vested and the value of such stock at that date (at the market price of $28.563 per share) was as follows: Mr. Davis 453,000 shares (valued at $12,939,039); Mr. Philip 386,892 (valued at $11,050,796); Mr. Peterson 196,000 (valued at $5,598,348); Mr. Horsfall
196,000 (valued at $5,598,348); Mr. Crown 160,000 (valued at $4,570,080).

GRANTS OF STOCK OPTIONS

  The following table sets forth certain information with respect to individual grants of stock options to the Named Executive Officers during the fiscal year ended July 31, 1998.

                             1998 OPTION GRANTS(1)

                                      INDIVIDUAL GRANTS
                         -------------------------------------------
                                                                     POTENTIAL REALIZATION VALUE
                                                                     AT ASSUMED ANNUAL RATES OF
                                   % OF TOTAL                         STOCK PRICE APPRECIATION
                                 OPTIONS GRANTED                         FOR OPTION TERM(2)
                         OPTION   TO EMPLOYEES   EXERCISE EXPIRATION ---------------------------
NAME                     GRANTS      IN1998      PRICE(1)    DATE            5%            10%
----                     ------- --------------- -------- ---------- ---------------------------
Robert J. Davis......... 133,000       3.7%       $9.00    8/01/07   $    752,787 $    1,907,710
Edward M. Philip........ 133,000       3.7%       $9.00    8/01/07   $    752,787 $    1,907,710
David G. Peterson.......  20,000         *        $9.00    8/01/07   $    113,201 $      286,874
Jan R. Horsfall.........  20,000         *        $9.00    8/01/07   $    113,201 $      286,874
Jeffrey J. Crown........  20,000         *        $9.00    8/01/07   $    113,201 $      286,874

--------
 * Less than 1%

(1) The exercise price of the option represented the fair market value of the Common Stock on the date of grant.

(2) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, the timing of such exercises and the option holder's continued employment through the vesting period. The amounts reflected in this table may not accurately reflect or predict the actual value of the stock options.

STOCK OPTION EXERCISES AND JULY 31, 1998 STOCK OPTION VALUES

  Set forth in the table below is information concerning the value realized upon stock option exercises during fiscal year 1998 as well as the value of stock options held at July 31, 1998 by the Named Executive Officers of the Company.

                   AGGREGATE OPTION EXERCISES IN LAST FISCAL
                  YEAR AND OPTION VALUES AS OF JULY 31, 1998

                                                                                 VALUE OF UNEXERCISED
                                                       NUMBER OF UNEXERCISED    IN-THE-MONEY OPTIONS AT
                                                     OPTIONS AT JULY 31, 1998      JULY 31, 1998(1)
                         SHARES ACQUIRED    VALUE    ------------------------- -------------------------
NAME                       ON EXERCISE    REALIZED   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     --------------- ----------- ----------- ------------- ----------- -------------
Robert J. Davis.........     380,000     $10,124,262   310,000      453,000    $7,673,167   $10,857,187
Edward M. Philip........     114,000     $ 3,040,475     3,812      386,892    $   87,677   $ 9,199,459
David G. Peterson.......      40,000     $   740,531     4,000      196,000    $   91,502   $ 4,529,348
Jan R. Horsfall.........      17,000     $   483,875    27,000      196,000    $  610,326   $ 4,477,348
Jeffrey J. Crown........      36,000     $ 1,001,492       --       160,000           --    $ 3,664,340

--------
(1) The amounts set forth represent the difference, if positive, between the fair market value of the Common Stock underlying the options at July 31, 1998 ($28.563 per share) and the exercise price of the options, multiplied by the applicable number of options.

        APPROVAL OF AMENDMENT OF THE LYCOS, INC. 1996 STOCK OPTION PLAN

GENERAL

  The Lycos, Inc. 1996 Stock Option Plan (the "1996 Plan") was adopted by the Board of Directors and approved by the Company's shareholders in February 1996. The purpose of the 1996 Plan is to attract and retain key employees and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Under the 1996 Plan, incentive stock options may be granted to employees and officers of the Company or any subsidiary and non-qualified stock options may be granted to consultants, employees and officers of the Company or any subsidiary.

PROPOSED AMENDMENT TO THE 1996 PLAN

  The Board of Directors has adopted an amendment to the 1996 Plan, subject to approval by the shareholders, to increase the aggregate number of shares that may be subject to grants thereunder from 6,400,000 to 12,400,000 in order to ensure that a sufficient number of shares are available for issuance in the future. In addition, the amendment to the 1996 Plan provides that, effective August 1, 1999 and each August 1 thereafter during the term of the 1996 Plan, the number of shares of Common Stock available for grants of stock options shall be increased automatically by an amount equal to 5% of the total number of issued and outstanding shares of Common Stock (including shares held in treasury) as of the close of business on July 31, of the preceding month, provided that the maximum cumulative number of shares of Common Stock available for grants of incentive stock options under the 1996 Plan may not exceed 5,000,000 shares. The Board of Directors has adopted the amendment to the 1996 Plan to further the growth and financial success of the Company by aligning the personal interests of employees (through the ownership of Common Stock) with those of the shareholders of the Company. The Board of Directors believes that the increase in the number of shares that may be subject to option grants under the 1996 Plan will enhance the ability of the Company to attract, retain, compensate and motivate key employees, and that the adoption of the amendment will be important to the future success of the Company.

  Set forth below is a summary of the principal provisions of the 1996 Plan, a copy of which may be obtained from the Secretary of the Company upon request. The affirmative vote of the holders of at least a majority of the Common Stock voting in person or by proxy at the meeting will be required for the approval of the amendment to the 1996 Plan.

ADMINISTRATION

  The 1996 Plan is administered by the Compensation Committee of the Board of Directors, subject to the supervision and control of the entire Board. The members of the Compensation Committee are appointed by the Board of Directors and the Board may from time to time appoint a member or members of the Compensation Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Compensation Committee however caused. The present members of the Compensation Committee are Messrs. Connors, Nova and Wetherell.

ELIGIBILITY

  Subject to the provisions of the 1996 Plan, the Compensation Committee has the authority to select optionees and to determine the terms of the options granted, including (i) the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option (which in the case of an incentive stock option granted to employees or officers holding 10% or more of the voting stock of the Company cannot be in excess of five years), and (v) the time, manner and form of payment upon exercise of an option.

  In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Compensation Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual's service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee deems relevant.

TERMS OF OPTIONS

  Options granted under the 1996 Plan are exercisable at such times and during such period as is set forth in the option agreement, but can not have a term in excess of ten years from the date of grant. The Compensation Committee is entitled to accelerate the date of exercise of any installment of any option, except that without the consent of the optionee, the Compensation Committee shall not accelerate the exercise date of any installment of any incentive stock option if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"). The option agreement may contain such provisions and conditions as may be determined by the Compensation Committee. The option exercise price for options designated as non-qualified stock options granted under the 1996 Plan as determined by the Compensation Committee, but in no event may be less than par value of the Common Stock. The option exercise price for incentive stock options granted under the 1996 Plan shall be no less than fair market value of the Common Stock of the Company at the time the option is granted and no less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company. Options granted under the 1996 Plan may provide for the payment of the exercise price by delivery of cash or a check payable to the Company or shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or any combination thereof. The maximum number of shares of Common Stock with respect to which an option or options may be granted to any employee in any one calendar year shall not exceed 500,000 shares.

  An option is not transferable by the optionee except by will or by the laws of descent and distribution. Options are exercisable only while the optionee remains in the employ of the Company or for a period of time thereafter. If an optionee becomes disabled or dies while in the employ of the Company, the option is exercisable prior to the last day of the sixth or twelfth month, respectively, following the date of termination of employment. If the optionee leaves the employ of the Company for any other reason, the option is exercisable for only 90 days following the date of termination of employment; provided that the Compensation Committee may extend this period to up to six months following the date of termination. Options which are exercisable following termination of employment are exercisable only to the extent that the optionee was entitled to exercise such options on the date of such termination.

TERMINATION OR AMENDMENT OF THE 1996 PLAN

  Unless sooner terminated, the 1996 Plan shall terminate in February 2006, ten years from the date upon which the 1996 Plan was adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the 1996 Plan or make such modification or amendment as it deems advisable; provided, however, that the Board of Directors may not, without shareholder approval, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the 1996 Plan or make any other change in the 1996 Plan which requires shareholder approval under applicable law or regulations. The Compensation Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided however that, without the consent of the optionee, the Compensation Committee shall not change the number of shares subject to an option, or the exercise price or term thereof.

RECAPITALIZATION; REORGANIZATION; CHANGE OF CONTROL

  The 1996 plan provides that the number and kind of shares as to which options may be granted thereunder and as to which outstanding options then unexercised shall be exercisable shall be adjusted to prevent dilution in the event of any reorganization or recapitalization (other than as the result of an Acquisition, as such term is hereinafter defined), reclassification, stock subdivision, combination of shares or dividends payable in capital stock. If the Company is to be consolidated with or acquired by another entity in a merger or in a sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (ii) upon written notice to the optionees, provide that all options must be exercised (to the extent then exercisable) within a specified number of days of the date of such notice, at the end of which period the options shall terminate, or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

  Upon dissolution or liquidation of the Company, all options granted under the 1996 Plan shall terminate.

TAX EFFECTS OF PARTICIPATION IN THE 1996 PLAN

  Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the optionee upon exercise of the option and for more than two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition.

  In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee generally will recognize ordinary income to the extent of the lesser of (i) the fair market value of the stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

  For alternative minimum tax purposes, the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

  The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition of shares by the optionee acquired upon exercise of the incentive stock option, the Company will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

  Under proposed regulations issued by the Internal Revenue Service, the exercise of an option with previously acquired stock of the Company will be treated as, in effect, two separate transactions. Pursuant to Section 1036 of the Code, the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except, as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

  Non-Qualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company. The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the non-qualified stock option.

  The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like number of new shares under Section 1036 of the Code, with the exchanged shares retaining the basis and holding periods of the old shares. Second, there will be an issuance of additional new shares representing the spread between the fair market value of all the new shares (including the exchanged shares and the additional new shares) and the aggregate option price therefor. The fair market value of the additional new shares will be taxable as ordinary income to the employee under Section 83 of the Code. The additional new shares will have a basis equal to the fair market value of the additional new shares.

  Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

NEW PLAN BENEFITS

  It is not possible to state the persons who will receive stock options under the 1996 Plan in the future, nor the amount of options which will be granted thereunder. The following table provides information as to options granted under the 1996 Plan during fiscal 1998.

                                                               DOLLAR    NUMBER
   NAME                                                        VALUE    OF UNITS
   ----                                                        ------   ---------
   Robert J. Davis............................................    (1)     133,000
   Edward M. Philip...........................................     (1)    133,000
   David Peterson.............................................     (1)     20,000
   Jan R. Horsfall............................................     (1)     20,000
   Jeffrey Crown..............................................     (1)     20,000
   Executive Officers as a Group..............................     (1)    506,000
   Non-Executive Officer Employee Group.......................     (1)  2,878,900

--------
(1) The dollar value of options is equal to the difference between the exercise price of the options granted and the fair market value of the Company's Common Stock at the date of exercise. Accordingly, such dollar value is not readily ascertainable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO THE
                      LYCOS, INC. 1996 STOCK OPTION PLAN.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed KPMG Peat Marwick LLP as independent certified public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending July 31, 1998. KPMG Peat Marwick LLP has served as independent accountants since 1995 to audit the financial statements of the Company.

  A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE COMPANY FOR
                               FISCAL YEAR 1999.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons owning more than 10% of the outstanding Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% holders of Common Stock of the Company are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on copies of such forms furnished as provided above, management believes that through the date hereof all Section 16(a) filing requirements applicable to its officers, directors and owners of greater than 10% of its Common Stock were complied with, except that Daniel J. Nova failed to timely file a Form 4 to report the sale of shares in March 1998, which form was subsequently filed in May 1998.

                 TIME FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1999 must be received at the Company's principal executive offices in Framingham, Massachusetts on or before July 18, 1999. Receipt by the Company of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusions.

  In addition to the Securities and Exchange Commission requirements regarding stockholder proposals, the Company's By-laws contain provisions regarding matters to be brought before stockholder meetings. If such matters are to be included in the Company's proxy statement and form of proxy, notice thereof must be delivered to the Company in accordance with the Securities and Exchange Commission requirements set forth in the paragraph above. If such matters are not to be included in the Company's proxy statement and form of proxy, notice of them must be given by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company on or before September 19, 1999.

                                 OTHER MATTERS

  Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

  The cost of this solicitation will be borne by the Company. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telecopier and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Company.

                                  10-K REPORT

  THE COMPANY WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO JUSTINE ALONZO, LYCOS, INC., 400-2 TOTTEN POND ROAD, WALTHAM, MA 02451-2000.

                                VOTING PROXIES

  The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors

                                          EDWARD M. PHILIP,
                                          Chief Operating Officer,
                                          Chief Financial Officer and
                                           Secretary
November 24, 1998

                                                                     LYCIS-PS-98

                                     PROXY

                                  LYCOS, INC.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                               DECEMBER 22, 1998

The undersigned hereby appoints Robert J. Davis and Edward M. Philip, and each of them, with full power of substitution, attorneys and proxies to vote all shares of stock the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of LYCOS, INC. to be held December 22, 1998, at 2:00 p.m., at the offices of Lycos, Inc., 400-2 Totten Pond Road, Waltham, Massachusetts and at any adjournments thereof, with all powers which the undersigned would possess if personally present, upon such business as may properly come before the meeting, as set forth on the reverse side, hereby revoking any proxy heretofore given. This proxy is solicited on behalf of the Board of Directors. Shares will be voted as specified. If no specification is made, the shares represented will be voted FOR the election of the directors as set forth in the Proxy Statement and FOR proposals 2 and 3. The Board of Directors recommends a vote FOR the following matters described in the Proxy Statement for the meeting.

--------------------------------------------------------------------------------
  PLEASE DATE AND SIGN THIS PROXY IN THE SPACE PROVIDED AND RETURN IT IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) hereon. When shares are held by more than one person, all persons should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                    DO YOU HAVE COMMENTS?

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

-----------------------------------          -----------------------------------

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

---------------------------------
          LYCOS, INC.
---------------------------------

Mark box at right if you plan to attend the meeting.  [ ]

Mark box at right if address change or comment has    [ ]
been noted on the reverse side of this card.


RECORD DATE SHARES:



1.  Election of two Directors to serve for a        FOR ALL    WITH-    FOR ALL
    term of three years.                            NOMINEES   HOLD     EXCEPT

                DAVID S. WETHERELL                    [ ]       [ ]       [ ]
               JOHN M. CONNORS, JR.

    NOTE: If you do not wish your shares voted
    "For" a particular nominee, mark the "For
    All Except" box and strike a line through the name of the nominee. Your shares will be voted for the remaining nominee.

2.  Proposal to ratify, confirm and approve an        FOR    AGAINST    ABSTAIN
    amendment to the Lycos, Inc. 1996 Stock
    Option Plan to increase the number of shares      [ ]      [ ]        [ ]
    reserved for grant thereunder from 6,400,000
    12,400,000.

3.  Proposal to ratify, confirm and approve the       FOR    AGAINST    ABSTAIN
    selection of KPMG Peat Marwick LLP as the
    independent certified public accountants of       [ ]      [ ]        [ ]
    the Corporation for fiscal year 1999.

4. In their discretion, the proxies are authorized to vote upon other business as may properly come before the meeting, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.



                                                     ---------------------------
     Please be sure to sign and date this Proxy.      Date
--------------------------------------------------------------------------------


------Stockholder sign here---------------------------Co-owner sign here--------


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
   DETACH CARD                                                    DETACH CARD



                                  LYCOS, INC.

Dear Lycos Stockholder:

Enclosed please find your proxy materials for the Annual Meeting of Stockholders, to be held on Tuesday, December 22, 1998, at 2:00 P.M., at the offices of the Company, 400-2 Totten Pond Road, Waltham, Massachusetts.

Please sign, date and return your proxy card in the enclosed envelope as soon as possible.

Your vote counts! Thank you in advance for your prompt consideration of these matters.

Lycos, Inc.